Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2016, relating to the financial statements of Gulfstream Natural Gas System, L.L.C. for the year ended December 31, 2015, included in the Current Report on Form 8-K of Williams Partners L.P. dated May 27, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, TX

September 1, 2016